                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   FORM 8-K/A
                                   Amendment 2


                                 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  October 25, 1996


                             THE PARTS SOURCE, INC.
                              d/b/a Ace Auto Parts
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


     FLORIDA                             0-27864                  59-3149403
 -------------------------------------------------------------------------------
 (State or other jurisdiction of  Commission File Number       (I.R.S. Employer
  incorporation or organization)                             Identification No.)



         1751 S. Missouri Avenue, Clearwater, Florida            34616
--------------------------------------------------------------------------------
         (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:          (813) 588-0377
                                                    ----------------------------

                                      N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Amendment to File Acquisition Financial Statements

On October 30, 1996, The Parts Source, Inc. (d/b/a Ace Auto Parts) ("the Company") filed a report on Form 8-K (the "Original Form 8-K") and on November 8, 1996 filed a report on Form 8-K/A ("Amendment No. 1"), with respect to its acquisition of the businesses of six auto parts stores from A.P.S., Inc. At the time of these filings, it was impracticable to provide the financial statements and pro forma financial information required to be filed relative to the acquired assets, and the Company stated in the Original Form 8-K that it intended to file the required financial statements and pro forma financial information as soon as practicable, but no later than January 8, 1997. By this amendment No. 2, the Company is amending and restating Item 7 of the Original Form 8-K to include such required financial statements and pro forma financial information.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


           (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                A.P.S., Inc. ("Florida Store Group") Financial Statements and Report of Independent Accountants as of July 25, 1996 (unaudited) and January 27, 1996 (audited) and for the six months ended July 25, 1996 and 1995 (unaudited) and for the years ended January 27, 1996 and January 28, 1995 (audited).

           (B) PRO FORMA FINANCIAL INFORMATION.

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Balance Sheet at September 30, 1996 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Balance Sheet at September 30, 1996 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Statement of Earnings for the year ended December 31, 1995 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Statement of Earnings for the year ended December 31, 1995 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Pro Forma Condensed Statement of Earnings for the nine months ended Septemer 30, 1996 (unaudited)

                The Parts Source, Inc. (d/b/a Ace Auto Parts) Notes to Pro Forma Condensed Statement of Earnings for the nine months ended September 30, 1996 (unaudited)

                             THE PARTS SOURCE, INC.
                            (D/B/A/ ACE AUTO PARTS)

                       PRO FORMA CONDENSED BALANCE SHEET
                               September 30, 1996
                                  (Unaudited)


The following unaudited pro forma condensed combined balance sheet is based on the interim unaudited balance sheet of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Form 10-Q filed for the nine months ended September 30, 1996 and the unaudited balance sheet of A.P.S., Inc. ("Florida Store Group") as of July 25, 1996, and has been prepared to reflect the acquisition of Florida Store Group on October 25, 1996, after giving effect to the pro forma adjustments described in Note 2 as if the acquisition had occurred on September 30, 1996. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Form 10-Q, as recently filed, and Florida Store Group financial statements and notes thereto, which are included elsewhere in the Filing.


                    ASSETS                                 Historical                           Pro Forma
                                                 -------------------------------  ----------------------------------
                                                    9/30/96         7/25/96              Note 2
                                                   The Parts                           Pro Forma         Pro Forma
                                                    Source         A.P.S.(*)          Adjustments         Combined
                                                 -------------  ----------------  --------------------  ------------
CURRENT ASSETS
 Cash and cash equivalents                         $   575,351        $    2,450        $2,500,000 (a)   $   677,097

                                                                                        (2,400,704)(b)
 Accounts receivable, net                            2,212,358           739,418          (739,418)(c)     2,212,358
 Inventories                                         9,624,492         1,614,791                 -        11,239,283
 Prepaid expenses and other                            124,722            12,277                 -           136,999
                                                   -----------        ----------        ----------       -----------
     Total current assets                           12,536,923         2,368,936          (640,122)       14,265,737

PROPERTY AND EQUIPMENT, NET                          2,066,593           130,984                 -         2,197,577

OTHER ASSETS                                           190,545            12,614         1,163,770 (c)     1,354,315
                                                                                           (12,614)(c)
                                                   -----------        ----------        ----------       -----------

                                                   $14,794,061        $2,512,534        $  511,034       $17,817,629
                                                   ===========        ==========        ==========       ===========

      LIABILITIES & STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
 Current installments of long-term liabilities     $   256,699        $        -        $        -       $   256,699
 Accounts payable, trade                             2,133,534            28,396           (28,396)(c)     2,133,534
 Accrued liabilities                                   466,820            37,928            68,690 (b)       573,438
                                                   -----------        ----------        ----------       -----------
     Total current liabilities                       2,857,053            66,324            40,294         2,963,671

LONG-TERM LIABILITIES                                4,527,033                 -           416,950 (b)     4,943,983

STOCKHOLDERS' EQUITY                                 7,409,975         2,446,210         2,500,000 (a)     9,909,975
                                                                                        (2,446,210)(c)
                                                   -----------        ----------        ----------       -----------

                                                   $14,794,061        $2,512,534        $  511,034       $17,817,629
                                                   ===========        ==========        ==========       ===========

(*) Balance Sheet as of July 25, 1996 for Florida Store Group which management believes is reasonably representative of the September 30, 1996 balance sheet that is not practicably available at this time.

                             THE PARTS SOURCE, INC.
                             (D/B/A ACE AUTO PARTS)

                       PRO FORMA CONDENSED BALANCE SHEET
                               September 30, 1996
                                  (Unaudited)


NOTES TO PRO FORMA CONDENSED BALANCE SHEET

NOTE 1 - ACQUISITION

In September 1996, while negotiating with APS for new terms on its supply agreement, the Company utilized its line of credit to pay down its trade payables to A.P.S., Inc. by $4 million. As a condition of this payment, Autoparts Finance Company, Inc., a subsidiary of A.P.S., Inc. agreed to purchase 227,273 shares of Common Stock of the Company in a private transaction at $11.00 per share.

On October 25, 1996, The Parts Source, Inc. (d/b/a Ace Auto Parts) ("the Company") acquired certain net assets of six auto parts stores from A.P.S., Inc. The purchase price was approximately $2.9 million. The Company made a cash payment of $2.4 million on the closing date from the proceeds received from the sale of 227,273 shares of unregistered stock to A.P.S., Inc., at $11.00 per share. The remaining purchase price was funded through the Company's line of credit. The Company acquired at each location the automotive inventory, machinery, equipment, furniture, fixtures, signs, vehicles and leasehold improvements, and prepaid expenses. In addition, the Company assumed the liability related to vacation pay for existing employees at the stores.


NOTE 2 - PRO FORMA ADJUSTMENTS

(a) The Company paid $2.4 million of the purchase price of the acquisition from the proceeds received from the sale of 227,273 shares of unregistered stock to A.P.S., Inc. at $11.00 per share.

(b) A summary of the purchase price for the acquisition described in Note 1 is as follows:


             Proceeds from sale of common stock      $2,400,704
             Proceeds from line of credit               416,950
             Direct acquisition costs                    68,690
                                                     ----------
                                                     $2,886,344
                                                     ==========



(c) The total purchase price of the acquisition was allocated in accordance with the provisions of APB Opinion No. 16, Business Combinations, and, accordingly, was based on the fair value of the net tangible assets acquired, as there was no specifically identifiable intangibles associated with this transaction, the excess purchase price was allocated to Goodwill as follows:


     Net tangible assets (liabilities)
             Cash and cash equivalents              $    2,450
             Inventories                             1,614,791
             Prepaid expenses and other                 12,277
             Property and equipment                    130,984
             Accrued liabilities                       (37,928)
                                                     ---------
                                                     1,722,574
     Intangible assets - goodwill                    1,163,770
                                                     ---------
                                                    $2,886,344
                                                    ==========


    The book and tax basis of the acquired assets were the same. Accordingly, no deferred taxes have been recorded.

                             THE PARTS SOURCE, INC.
                            (D/B/A/ ACE AUTO PARTS)

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                      For the year ended December 31, 1995
                                  (Unaudited)


The following unaudited pro forma condensed combined statement of earnings is based on the audited statement of earnings of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Prospectus Form SB-2, filed on April 8, 1996, for the year ended December 31, 1995, and the audited statement of earnings of A.P.S., Inc. ("Florida Store Group") for the year ended January 27, 1996, after giving effect to the pro forma adjustments described in Note 1 as if the acquisition had occurred on January 1, 1995. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Prospectus Form SB-2 and Florida Store Group financial statements and notes thereto, which are included elsewhere in this Filing.


                                                                   Historical                      Proforma
                                                             --------------------------  -------------------------------

                                                                12/31/95       1/27/96        Note 1
                                                               The Parts                     Pro Forma       Pro Forma
                                                                 Source         A.P.S.      Adjustments      Combined
                                                               ------------  ----------    -------------    ------------
Net sales                                                      $22,942,783   $7,326,104    $       -         $30,268,887
Cost of goods sold                                              14,427,871    4,433,734      130,000 (4)      18,991,605
                                                               -----------   ----------    ---------         -----------
 Gross profit                                                    8,514,912    2,892,370     (130,000)         11,277,282

Operating, selling, general and administrative expenses          7,730,635    2,661,563     (107,232)(3)      10,284,966
                                                               -----------   ----------    ---------         -----------

 Earnings from operations                                          784,277      230,807      (22,768)            992,316

Other income (expense)                                            (631,892)       3,299      (70,872)(1)        (744,265)
                                                                                             (44,800)(2)
                                                               -----------   ----------    ---------         -----------
Net earnings before income taxes                                   152,385      234,106     (138,440)            248,051
Provision for income taxes                                        * 42,800       93,219      (55,126)(5)          80,893
                                                               -----------   ----------    ---------         -----------

Net earnings                                                   $   109,585   $  140,887    $ (83,314)        $   167,158
                                                               ===========   ==========    =========         ===========

Net earnings per common share                                  $       .05                                   $       .08
                                                               ===========                                   ===========

Weighted average common shares outstanding                       2,000,000                                     2,227,273(6)
                                                               ===========                                   ===========

(*) Reflects the Company's pro forma income tax expense for the year ended December 31, 1995 as the Company was a Subchapter S Corporation for tax purposes.

                             THE PARTS SOURCE, INC.
                             (D/B/A ACE AUTO PARTS)

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                      For the year ended December 31, 1995
                                  (Unaudited)



NOTES TO PRO FORMA CONDENSED STATEMENT OF EARNINGS

NOTE 1

Reflects adjustments for the consummation of the acquisition as if it had occurred on January 1, 1995:

1. Represents goodwill amortization expense (using the straight-line method over a 15 year amortization period). The goodwill amortization period has been determined based upon various factors including attainable sales volumes, store locations and competition within the market.

2. Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.

3. Represents a reduction of rent and related facility costs related to an auto parts store that was not acquired, but the operations were transferred to an existing Company store and compensation expense related to those employees not transferred.

4. Represents a lower gross margin as a result of the higher cost of inventory purchased by the Company as compared to that paid by Florida Store Group.

5. Represents the income tax effect of the pro forma adjustments as set forth above at the statuary rate.

6. The pro forma weighted average common shares outstanding includes the effect of the sale of 227,273 shares of unregistered common stock to A.P.S., Inc.

                             THE PARTS SOURCE, INC.
                            (D/B/A/ ACE AUTO PARTS)

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                  For the nine months ended September 30, 1996
                                  (unaudited)


The following unaudited pro forma condensed combined statement of earnings is based on the statement of earnings of The Parts Source, Inc. (d/b/a Ace Auto Parts) as contained in the Form 10-Q for the nine months ended September 30, 1996, and the unaudited statement of earnings of A.P.S., Inc. ("Florida Store Group") for the six months ended July 25, 1996, after giving effect to the conforming adjustments described in Note 1 and the pro forma adjustments described in Note 2 as if the acquisition had occurred on January 1, 1996. In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma information. This statement should be read in conjunction with the aforementioned Form 10-Q and Florida Store Group financial statements and notes thereto, which are included elsewhere in this Filing.


                                                         Historical                                     Pro Forma
                                       ------------------------------------------------------  --------------------------
                                       9/30/96         7/25/96       Note 1       9/30/96       Note 2
                                      The Parts                    Conforming    A.P.S. as    Pro Forma        Pro Forma
                                       Source          A.P.S.     Adjustments    Conformed   Adjustments       Combined
                                       -----------    ----------  ------------  -----------  ------------     -----------
Net sales                              $19,158,078    $3,767,576    $1,866,367   $5,633,943  $   -            $24,792,021
Cost of goods sold                      11,993,887     2,319,953     1,142,795    3,462,748    47,200(4)       15,503,835
                                       -----------    ----------    ----------   ----------  --------         -----------
 Gross profit                            7,164,191     1,447,623       723,572    2,171,195   (47,200)          9,288,186

Operating, selling, general and
 administrative expenses                 6,711,855     1,229,239       631,543    1,860,782   (80,424)(3)       8,492,213
                                       -----------    ----------    ----------   ----------  --------         -----------

 Earnings from operations                  452,336       218,384        92,029      310,413    33,224             795,973

Other income (expense)                    (200,322)          409           411          820   (31,300)(1)        (283,956
                                                                                              (53,154)(2)
                                       -----------    ----------    ----------   ----------  --------         -----------

Net earnings before income taxes           252,014       218,793        92,440      311,233   (51,230)            512,017
Provision for income taxes                * 94,610        79,231        34,179      113,410   (18,668)(5)         189,352
                                       -----------    ----------    ----------   ----------  --------         -----------

Net earnings                           $   157,404    $  139,562    $   58,261   $  197,823  $(32,562)        $   322,665
                                       ===========    ==========    ==========   ==========  ========         ===========

Net earnings per common share          $       .06                                                            $       .11
                                       ===========                                                            ===========

Weighted average common shares
 outstanding                             2,758,996                                                              2,986,269(6)
                                       ===========                                                            ===========

(*) Reflects the Company's pro forma income tax expense for the for the nine months ended September 30, 1996 as the Company was a Subchapter S Corporation for tax purposes until April 8, 1996.

                             THE PARTS SOURCE, INC.
                             (D/B/A ACE AUTO PARTS)

                   PRO FORMA CONDENSED STATEMENT OF EARNINGS
                  For the nine months ended September 30, 1996
                                  (Unaudited)



NOTES TO PRO FORMA CONDENSED STATEMENT OF EARNINGS

NOTE 1

Reflects adjustments necessary to conform A.P.S., Inc., Florida Store Group unaudited statement of earnings for the six months ended July 25, 1996 to The Parts Source, Inc.'s accounting period (January 1, 1996 to September 30, 1996). The conforming adjustments have been derived from the audited financial statements for the year ended January 27, 1996 and the unaudited financial statements for the six months ended July 25, 1996 which management believes provides a reasonable and representative basis for determining the conforming adjustments. Unaudited financial statements for August and September, 1996 from the Florida Store Group's accounting records is not practicably available at this present time.


NOTE 2

Reflects adjustments for the consummation of the acquisition as if it had occurred on January 1, 1996:

1. Represents goodwill amortization expense (using the straight-line method over a 15 year amortization period). The goodwill amortization period has been determined based upon various factors including attainable sales volumes, store locations and competition within the market.

2. Represents interest expense on the funds advanced against the Company's credit line to fund the purchase, calculated at the Company's average rate of interest for the period.

3. Represents a reduction of rent and related facility costs related to an auto parts store that was not acquired, but the operations were transferred to an existing Company store and compensation expense related to those employees not transferred.

4. Represents a lower gross margin as a result of the higher cost of inventory purchased by the Company as compared to that paid by Florida Store Group.

5. Represents the income tax effect of the pro forma adjustments as set forth above at the statuary rate.

6. The pro forma weighted average common shares outstanding includes the effect of the sale of 227,273 shares of unregistered common stock to A.P.S., Inc.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




     November 26, 1996
------------------------------                   The Parts Source, Inc.
     (Date)                                      d/b/a Ace Auto Parts
                                       ----------------------------------------
                                                      (Registrant)


                                            /s/ Robert B. Morgan
                                       ---------------------------------------
                                                 Robert B. Morgan
                                       Chief Financial and Accounting Officer

                         INDEX TO FINANCIAL STATEMENTS

                              FLORIDA STORE GROUP




      Report of Independent Accountants .............................  F-2

      Balance Sheets at January 27, 1996
       and July 25, 1996.............................................  F-3

      Statements of Income for the years ended January 28, 1995
       and January 27, 1996 and the six months ended
       July 25, 1995 and 1996........................................  F-4

      Statements of Changes in Owner's Investment for the years ended
       January 28, 1995 and January 27, 1996 and the six
       months ended July 25, 1996....................................  F-5

      Statements of Cash Flows for the years ended January 28, 1995 and January 27, 1996 and the six months ended
       July 25, 1995 and 1996........................................  F-6

      Notes to Financial Statements .................................  F-7

                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders
APS Holding Corporation:

We have audited the accompanying balance sheet of the Florida Store Group (a business division of APS Holding Corporation) as of January 27, 1996, and the related statements of income, changes in owner's investment, and cash flows for the years ended January 28, 1995 and January 27, 1996. These financial statements are the responsibility of APS Holding Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As further discussed in Note 1, the financial statements have been prepared presenting the Florida Store Group as a separate business division of APS Holding Corporation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Florida Store Group as of January 27, 1996, and the results of their operations and their cash flows for the years ended January 28, 1995 and January 27, 1996 in conformity with generally accepted accounting principles.



/s/ Coopers & Lybrand LLP


Houston, Texas
November 4, 1996

                             FLORIDA STORE GROUP

                               BALANCE SHEETS




                                                                                JANUARY 27, 1996  JULY 25, 1996
                                                                                ----------------  -------------
                                                                                                   (UNAUDITED)
                                ASSETS
  Current assets:
   Cash ....................................................................       $    2,400     $    2,450
   Accounts receivable, less allowance for doubtful accounts
      of $47,321 and $41,471 ...............................................          778,608        739,418
   Inventories .............................................................        1,556,487      1,614,791
   Prepaid expenses and other current assets ...............................            9,879         12,277
                                                                                   ----------     ----------

       Total current assets ................................................        2,347,374      2,368,936

  Property and equipment, at cost:
   Data processing equipment ...............................................           47,592         59,477
   Warehouse and shop equipment ............................................           36,915         35,719
   Furniture, fixtures and other equipment .................................           97,645        106,394
   Leasehold improvements ..................................................           23,804         29,703
                                                                                   ----------     ----------
                                                                                      205,956        231,293
   Less accumulated depreciation ...........................................          (88,810)      (100,309)
                                                                                   ----------     ----------
                                                                                      117,146        130,984

  Intangible assets, less accumulated amortization of $33,957 and $38,695 ..           13,425          8,687
  Other assets .............................................................              235          3,927
                                                                                   ----------     ----------

                                                                                   $2,478,180     $2,512,534
                                                                                   ==========     ==========


             LIABILITIES AND OWNER'S INVESTMENT

  Current liabilities:
   Accounts payable ........................................................       $   15,479     $   28,396
   Accrued liabilities .....................................................           37,153         37,928
                                                                                   ----------     ----------

      Total current liabilities ............................................           52,632         66,324

  Commitments and contingencies (Note 2) ...................................                -              -

  Owner's investment .......................................................        2,425,548      2,446,210
                                                                                   ----------     ----------

                                                                                   $2,478,180     $2,512,534
                                                                                   ==========     ==========



    The accompanying notes are an integral part of the financial statements.

                             FLORIDA STORE GROUP

                             STATEMENTS OF INCOME




                                           YEARS ENDED             SIX MONTHS ENDED
                                     ------------------------  ------------------------
                                     JANUARY 28,  JANUARY 27,   JULY 25,     JULY 25,
                                        1995          1996        1995        1996
                                        ----          ----        ----        ----
                                                               (unaudited)  (unaudited)
Net sales .........................   $6,763,565   $7,326,104  $3,694,325    $3,767,576
Cost of goods sold ................    4,058,239    4,433,734   2,313,812     2,319,953
                                      ----------   ----------  ----------    ----------

 Gross profit .....................    2,705,326    2,892,370   1,380,513     1,447,623

Selling, general and administrative
  expenses ........................    2,269,578    2,661,563   1,358,308     1,229,239
                                      ----------   ----------  ----------    ----------

 Operating income .................      435,748      230,807      22,205       218,384

Other income (expense) ............          635        3,299      (1,815)          409
                                      ----------   ----------  ----------    ----------

 Income before income taxes .......      436,383      234,106      20,390       218,793

Provision for income taxes ........      163,561       93,219      10,138        79,231
                                      ----------   ----------  ----------    ----------

 Net income .......................   $  272,822   $  140,887  $   10,252    $  139,562
                                      ==========   ==========  ==========    ==========



    The accompanying notes are an integral part of the financial statements.

                              FLORIDA STORE GROUP

                   STATEMENT OF CHANGES IN OWNER'S INVESTMENT






 Balance at January 29, 1994 ....................................  $1,644,955

 Net income for the year ended January 28, 1995 .................     272,822

 Net transfers from parent company ..............................      23,928
                                                                   ----------

 Balance at January 28, 1995 ....................................   1,941,705

 Net income for the year ended January 27, 1996 .................     140,887

 Net transfers from parent company ..............................     342,956
                                                                   ----------

 Balance at January 27, 1996 ....................................   2,425,548

 Net income for the six months ended July 25, 1996 (unaudited) ..     139,562

 Net transfers to parent company (unaudited) ....................    (118,900)
                                                                   ----------

 Balance at July 25, 1996 (unaudited) ...........................  $2,446,210
                                                                   ==========



    The accompanying notes are an integral part of the financial statements.

                             FLORIDA STORE GROUP

                            STATEMENTS OF CASH FLOWS







                                                          YEARS ENDED            SIX MONTHS ENDED
                                                     ----------------------  ------------------------
                                                     JANUARY 28, JANUARY 27,  JULY 25,     JULY 25,
                                                        1995        1996        1995         1996
                                                        ----        ----        ----         ----
                                                                             (unaudited)  (unaudited)
Cash flows from operating activities:
 Net income .......................................  $ 272,822   $ 140,887     $ 10,252     $139,562
 Adjustments to reconcile net income to net
   cash provided by (used in) operating activities:
     Depreciation and amortization ................     40,916      42,465       21,529       17,767
     Gain on sale of property and equipment .......       (208)       (800)      (1,800)        (450)
     Change in operating assets and liabilities:
      Accounts receivable .........................   (250,924)   (158,369)     (59,084)      39,190
      Inventories .................................    (92,643)   (401,792)     (36,618)     (58,304)
      Prepaid expenses and other current assets ...          -           -            -       (2,398)
      Accounts payable ............................     12,113          (9)     (12,283)      12,917
      Accrued liabilities .........................     13,892       3,877        8,303          775
      Other assets and liabilities                           -           -       (2,892)      (3,692)
                                                     ---------   ---------     --------     --------
        Net cash provided by (used in)
          operating activities ....................     (4,032)   (373,741)     (72,593)     145,367
                                                     ---------   ---------     --------     --------


Cash flows from investing activities:
 Purchase of property and equipment .............      (23,924)     (7,733)     (54,138)     (28,351)
 Proceeds from sale of  property and equipment ..        4,728      38,718       35,830        1,934
                                                     ---------   ---------     --------     --------

        Net cash provided by (used in)
          investing activities ...................     (19,196)     30,985      (18,308)     (26,417)
                                                     ---------   ---------     --------     --------

Cash flows from financing activities:
 Transfers (to) from parent company .............       23,928     342,956       91,101     (118,900)
                                                     ---------   ---------     --------     --------
       Net cash provided by (used in)
        financing activities ....................       23,928     342,956       91,101     (118,900)
                                                     ---------   ---------     --------     --------

Net increase in cash ............................          700         200          200           50
Cash at beginning of period .....................        1,500       2,200        2,200        2,400
                                                     ---------   ---------     --------     --------
Cash at end of period ...........................    $   2,200   $   2,400     $  2,400     $  2,450
                                                     =========   =========     ========     ========



    The accompanying notes are an integral part of the financial statements.

                             FLORIDA STORE GROUP

                        NOTES TO FINANCIAL STATEMENTS



1.  DESCRIPTION OF BUSINESS, BASIS OF PRESENTATION AND SUMMARY OF
    SIGNIFICANT ACCOUNTING POLICIES:

     ORGANIZATION - The Florida Store Group (the "Group") is a separate division of APS Holding Corporation ("APS Holding") and its subsidiary APS, Inc. (collectively referred to as the "Company") composed of five stores, two of which were acquired through the acquisition of Parts, Inc. ("PI") as discussed below, and two Installer Service Warehouses ("ISW"). All significant intercompany transactions and balances have been eliminated. The stores and ISWs sell automotive replacement parts and accessories to retail customers and automotive repair businesses located in the Cape Canaveral, Ocala and Orlando areas of Florida. The Group is not a legal entity.

     On January 25, 1996, APS, Inc. ("APS"), a wholly owned subsidiary of APS Holding, acquired all of the outstanding stock of PI from GKN Parts Industries Corporation ("GKN") (the "Acquisition"). The Acquisition was accounted for as a purchase and, accordingly, at the date of the Acquisition, the assets and liabilities of PI (including those of the Group's PI stores) were recorded at their estimated fair values. The acquisition did not affect the net assets of the Group's PI stores.

     ALLOCATIONS - Included in the accompanying financial statements are allocations of Company and PI corporate overhead to the stores and ISWs. Such allocated overhead costs consist primarily of costs related to financial, marketing, management information, risk management, legal, and human resource services. Such costs were allocated based upon the locations's sales as a percentage of total sales for the respective periods. Although management believes such method of allocation is reasonable, they are not able to determine whether the allocations of corporate overhead costs are indicative of actual expenses that would have been incurred by the Group had they operated as an unaffiliated entity. The amounts of such overhead costs charged were $304,576 and $357,573 in the years ended January 28, 1995 and January 27, 1996, respectively.

     Net transfers (to) from the Company are reflected as a component of owner's investment. No interest is charged on such transfers.

     FISCAL YEAR - The Group's fiscal year ends on the last Saturday in January. The two PI stores' fiscal year ends on December 31. The one month difference did not have a material effect on the Group's financial position or results of operations.

     INTERIM FINANCIAL STATEMENTS - The balance sheet at July 25, 1996 and the related statements of income, changes in owner's investment, and cash flows for the six months ended July 25, 1995 and 1996 are unaudited. In the opinion of management, such financial statements include all normal recurring adjustments considered necessary for the fair presentation of such financial statements. Interim results are not necessarily indicative of results for a full year.

     INVENTORIES - Inventories consist primarily of replacement automobile parts and accessories and are stated at the lower of cost (FIFO) or market. The Group's cost of inventory is not necessarily indicative of the cost that would be incurred by the Group had they operated as an independent entity. The Group purchased approximately $3,093,433 and $3,263,066 of its inventory from APS and PI owned warehouses in the years ended January 28, 1995 and January 27, 1996, respectively.

     PROPERTY AND EQUIPMENT - Property and equipment of the Group are stated at cost. Expenditures for major renewals and betterments, which extend the original estimated economic useful lives of the applicable assets, are capitalized. Expenditures for normal repairs and maintenance are charged to expense as incurred. The cost and accumulated depreciation of assets sold or otherwise disposed of are removed from the accounts and any gain or loss thereon is reflected in operations currently.

                             FLORIDA STORE GROUP

                         NOTES TO FINANCIAL STATEMENTS



     Depreciation is computed on a straight-line basis over the estimated useful lives of the assets as set forth below. Depreciation expense for property and equipment totalled $31,482 and $33,269 for the years ended January 28, 1995 and January 27, 1996, respectively.



        CLASSIFICATION                             ESTIMATED USEFUL LIVES
        --------------                             ----------------------
        Data processing equipment ................      3 - 5 years
        Warehouse and shop equipment .............      5 - 15 years
        Furniture, fixtures and other equipment ..        10 years
        Leasehold improvements ...................  the lesser of useful life or lease term


     INTANGIBLE ASSETS - Intangible assets consist of the excess of the purchase price over the fair value of net assets acquired. Intangible assets are amortized on a straight-line basis over the estimated life of 5 years. Amortization expense for intangible assets totalled $9,476 for the years ended January 28, 1995 and January 27, 1996.

     INCOME TAXES - Deferred income tax assets and liabilities are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement amounts and the tax bases of existing assets and liabilities. The effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to reduce deferred tax assets to amounts that are more likely than not to be realized.

     Prior to the Acquisition, the two PI stores and the remainder of the Group were included in the consolidated federal and state income tax returns of their parent companies, PI and APS Holding, respectively. Subsequent to the Acquisition, the Group is included in the consolidated tax returns of APS Holding. Current and deferred taxes are calculated by the Group as if it were a separate taxpayer. The current and deferred tax assets or liabilities are reflected as a component of owner's investment.

     REVENUE RECOGNITION - The Group records sales when its products are delivered.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2.  COMMITMENTS AND CONTINGENCIES:

Litigation

     Legal actions incident to the ordinary course of business are pending against PI and APS Holding. In the opinion of management, the eventual disposition of these matters will have no material adverse effect on the financial position, results of operations, or cash flows of the Group.

                             FLORIDA STORE GROUP

                         NOTES TO FINANCIAL STATEMENTS



Leases

     Certain stores and equipment are leased under non-cancelable operating lease agreements which expire at various dates through 1999. The leases generally provide for the payment of taxes, insurance and maintenance expenses related to the leased assets. In many cases, the leases provide for renewal options of 5 to 10 years. Rental expense for the years ended January 28, 1995 and January 27, 1996 was $152,181 and $174,106, respectively. Future minimum operating lease payments for years ending on the last Saturday in January are as follows:


                     YEAR
                     ----

                     1997 .......................  $140,833
                     1998 .......................    89,911
                     1999 .......................    33,791
                     2000 .......................     1,779
                                                   --------

                     Total minimum obligations ..  $266,314
                                                   ========



3.  EMPLOYEE BENEFIT PLANS:

     Certain employees of the Group are eligible to participate in defined contribution savings plans sponsored by PI and APS. An employee becomes eligible to participate in and contribute to the plans after one year of service and the attainment of age twenty-one. Contribution expense related to the plans totalled $15,568 and $20,486 during the years ended January 28, 1995 and January 27, 1996, respectively. In connection with the Acquisition, the PI savings plan was merged with the APS plan effective May 1, 1996.

     PI offers a Medicare supplement plan to substantially all retirees, including those of the Group, after the age of 65 if they are active full-time employees on the day they retire (and have 10 years of service for employees hired after January 1, 1993) and also offers a post-retirement life insurance plan to all retirees on the Medicare plan after the age of 65. The amount of expense related to such plan was insignificant to the Group for all periods presented. On December 5, 1995 PI terminated the Medicare supplement plan.

     Certain employees of the Group participate in the A.P.S., Inc. Employees' Retirement Plan (the "Plan"). This defined benefit pension plan covers substantially all full-time employees who have completed one year of service and reached the age of 21. Generally, benefits are based on years of service and the employees' average final compensation integrated with Social Security Benefits as defined in the Plan's agreements. The Company's funding policy is to contribute to the Plan such amount that is actuarially required to fund the benefits of the Plan. In September 1992, A.P.S., Inc's Board of Directors authorized a freeze of pension benefits offered under the Plan and participants in the Plan became fully vested. The Group's share of expense related to the Plan is included in the overhead allocation from the Company.

                             FLORIDA STORE GROUP

                         NOTES TO FINANCIAL STATEMENTS



4.  INCOME TAXES:

     The provision for income taxes for the years ended January 28, 1995 and January 27, 1996, is composed of the following:


                                                       JANUARY 28,1995  JANUARY 27, 1996
                                                       ---------------  ----------------

      State income tax provision ....................     $ 23,016          $ 20,640
      Current federal income tax provision ..........      134,455           120,578
      Deferred federal income tax provision (benefit)        6,090           (47,999)
                                                          --------          --------

      Total income tax provision ....................     $163,561          $ 93,219
                                                          ========          ========



     Differences between the provision for income taxes and the amount calculated by applying the federal statutory income tax rate to pre-tax income for the years ended January 28, 1995 and January 27, 1996 are as follows:


                                                                JANUARY 28, 1995  JANUARY 27, 1996
                                                                ----------------  ----------------

      Income tax at federal statutory rate of 34% ............      $148,370           $79,596
      State income taxes, net of federal income tax benefit ..        15,191            13,623
                                                                    --------           -------

      Provision for income taxes .............................      $163,561           $93,219
                                                                    ========           =======



     The tax effects of the temporary differences giving rise to the Group's net deferred tax assets at January 27, 1996 are as follows:


      Property and equipment .................  $(12,530)
      Inventory reserves and capitalization ..    31,068
      Allowance for doubtful accounts ........    16,089
                                                --------

      Net deferred tax asset .................  $ 34,627
                                                ========



5.  SUBSEQUENT EVENT:

     On October 25, 1996, APS sold the Group to Ace Auto Parts, Inc.